INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Cel-Sci Corporation of Form S-3 of our report dated December 20, 2001, appearing in the Annual Report on Form 10-K of Cel-Sci Corporation for the year ended September 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

McLean, VA
January 7, 2002